Exhibit 10

FIRST AMENDMENT TO TRADEMARK SECURITY AGREEMENT

Dated as of November 9, 2011

(amending the Trademark Security Agreement dated as of May 14, 2010)

between

TROPICANA LAS VEGAS, INC.,

as the Grantor,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Administrative Agent for the Lenders.

FIRST AMENDMENT TO TRADEMARK SECURITY AGREEMENT

THIS FIRST AMENDMENT TO TRADEMARK SECURITY AGREEMENT (this “Amendment”) dated as of November 9, 2011, by and between TROPICANA LAS VEGAS, INC., a Nevada corporation (the “Grantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the various lenders that are or may become a party to the Loan Agreement (as defined below) (referred to individually as a “Lender” and collectively as the “Lenders”).

W I T N E S S E T H:

WHEREAS, the Grantor, the Lenders, The Foothill Group, Inc. (“Foothill”), in its capacity as administrative agent for the Lenders and as lead arranger, and Wells Fargo, in its capacity as the Issuer, have heretofore entered into that certain Loan Agreement, dated as of March 10, 2010 (as amended by that certain First Amendment to Loan Agreement dated as of April 26, 2010, as further amended by that certain Second Amendment to Loan Agreement and Limited Duration Waiver dated as of August 26, 2010, and as may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, pursuant to that certain Successor Agent Agreement dated as of December 28, 2010, Foothill resigned from its position as Administrative Agent under the Loan Agreement and the Required Lenders appointed Wells Fargo as the successor Administrative Agent under the Loan Documents;

WHEREAS, as a condition precedent to the making of the Loans and the extending of the Loan Commitments and the Letter of Credit Commitments under the Loan Agreement, the Grantor executed and delivered to Foothill, as the original administrative agent under the Loan Agreement, that certain Trademark Security Agreement dated as of May 14, 2010 (the “Trademark Security Agreement”) granting a continuing security interest in all of the Trademark Collateral (as defined therein) for the benefit of the Secured Parties to secure all of the Obligations under the Notes, the Loan Agreement and the other Loan Documents;

WHEREAS, the Grantor has previously disclosed to Foothill and the Lenders the existence of a dispute regarding certain trademarks referenced in certain litigation in the District Court for Clark County, Nevada, Case No. A09595469-B (the “Litigation”), and in particular the adverse claim of ownership of certain trademarks (including “Trop” and “Tropicana”) asserted therein (the “Disputed Trademarks”);

WHEREAS, the Grantor has advised Foothill and the Administrative Agent that the Grantor has settled the Litigation with the adverse party reflected therein, and the Grantor now desires to amend the Trademark Security Agreement to subject the Disputed Trademarks and any trademark registrations obtained in connection therewith to the Lien and security interests created by the Trademark Security Agreement and each other applicable Loan Document; and

WHEREAS, Required Lenders have directed the Administrative Agent to enter into this Amendment with the Grantor.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1   Defined Terms.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Trademark Security Agreement, as amended by this Amendment, or the Loan Agreement and the rules of construction set forth in Article I of the Loan Agreement shall apply to this Amendment.

ARTICLE II

AMENDMENTS

SECTION 2.1   Amendments.  The following amendments shall be made to the Trademark Security Agreement as of the First Amendment Effective Date (as defined in Section 3.1 of this Amendment):

SECTION 2.1.1   “Attachment 1” of the Trademark Security Agreement is hereby amended and restated in its entirety with the information contained in Exhibit A attached hereto and made a part hereof.

ARTICLE III

CONDITIONS PRECEDENT TO FIRST AMENDMENT EFFECTIVE DATE

SECTION 3.1   Conditions to Effectiveness.  This Amendment shall be and become effective as of the date (the “First Amendment Effective Date”) on which each of the following conditions precedent shall have been satisfied or waived in writing by the Lenders.

SECTION 3.1.1   Execution of Amendment.  The Administrative Agent and the Lenders shall have received counterparts of this Amendment duly executed by an Authorized Representative of the Grantor.

SECTION 3.1.2   Fees.  All amounts required to be paid to or deposited with the Administrative Agent and the Lenders and all taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments referred to in Section 2.1 or this Section 3.1.  The Grantor shall have paid all fees, expenses and other charges then due and payable by it under this Amendment or the other Loan Documents or under any agreements between the Grantor and any of the Independent Consultants, including, without limitation, all fees, costs and expenses due and payable pursuant to Section 3.3 of the Loan Agreement, if then invoiced.  The Grantor shall have paid all outstanding legal fees and costs and legal expenses of Mayer Brown LLP and Thompson Hine LLP and other professionals employed by the Administrative Agent and the Lenders and all other reasonable expenses of the

Administrative Agent and the Lenders in connection with the negotiation, execution and delivery of this Amendment.

SECTION 3.1.3   Operative Documents.  Each Operative Document shall be in full force and effect, without amendment since the respective date of its execution and delivery, and in a form which was approved by the Administrative Agent and the Lenders, except as otherwise permitted pursuant to the Loan Agreement.  All obligations and requirements under such Operative Documents which are to be performed or satisfied, as the case may be, shall have been performed and satisfied in all material respects and, after giving effect to this Amendment, no act, condition or event shall exist which, with the giving of notice and/or passage of time would constitute a breach or event of default thereunder.

SECTION 3.1.4   Other Documents.  The Administrative Agent and the Lenders shall have received such other documents and evidence as the Administrative Agent and the Lenders may reasonably request in connection with this Amendment.

SECTION 3.1.5   No Events of Default or Material Adverse Effect.  No Default, Event of Default or Material Adverse Effect shall have occurred and be continuing or, after giving effect to this Amendment, could reasonably be expected to result.

SECTION 3.1.6   Continuing Lien Priority.  The Grantor heretofore executed and delivered to the Administrative Agent and the Lenders the Loan Documents.  The Grantor hereby acknowledges and agrees that the Liens created and provided for by the Loan Documents continue to secure, among other things, the Obligations arising under the Loan Agreement; and the Loan Documents and the rights and remedies of the Administrative Agent and Lenders thereunder, the obligations of the Grantor thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby.  Nothing herein contained shall in any manner affect or impair the priority of the Liens and security interests created and provided for by the Loan Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce the Required Lenders to direct the Administrative Agent to enter into this Amendment, the Grantor hereby represents, and warrants unto the Lenders and the Administrative Agent as set forth in this Article IV.

SECTION 4.1   Organization, etc.  The Grantor is validly organized and existing and in good standing under the laws of the state or jurisdiction of its organization, is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite Permits to enter into and perform its Obligations under this Amendment and each of the other Loan Documents to which it is a party.

SECTION 4.2   Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by the Grantor of this Amendment are within the Grantor’s powers, have been duly authorized by all necessary action, and do not

(a)  contravene the Grantor’s Organizational Documents;

(b)  contravene any contractual restriction binding on or affecting the Grantor;

(c)  contravene any Legal Requirement binding on or affecting the Grantor; or

(d)  result in, or require the creation or imposition of, any Lien on any of the Grantor’s properties except as expressly contemplated by the Operative Documents.

SECTION 4.3   Government Approval, Regulation, etc.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Instrumentality or regulatory body or other Person (other than those that have been, or on the date of this Amendment will be, duly obtained or made and which are, or on the date of this Amendment will be, in full force and effect) is required for the due execution, delivery or performance by the Grantor of this Amendment.

SECTION 4.4   Validity, etc.  This Amendment constitutes the legal, valid and binding obligation of the Grantor upon the due execution and delivery hereof by it, enforceable against it in accordance with its terms (except, in any case above, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

SECTION 4.5   Litigation, Labor Controversies, etc.  There is no pending litigation, action, proceeding, labor controversy or other event which could affect the legality, validity or enforceability of this Amendment or any other Operative Document.

SECTION 4.6   Representations and Warranties.  As of the date of this Amendment (except to the extent specifically related to a different date), all representations and warranties of the Grantor contained in the Loan Documents are true and correct in all material respects and the Grantor hereby confirms each such representation and warranty made by it with the same effect as if set forth in full herein.

SECTION 4.7   Existing Defaults.  There is no Default or Event of Default which has occurred and is continuing under the Loan Agreement or any of the Operative Documents.

SECTION 4.8   Fees and Enforcement.  Other than amounts that have been paid in full or will have been paid in full by the date of this Amendment or the date when due for same, no fees, Impositions or Taxes, including stamp, transaction, registration or similar taxes, are required to be paid for the legality, validity or enforceability of this Amendment.

SECTION 4.9   Offsets and Defenses.  The Grantor has no offsets or defenses to its obligations under the Loan Documents or the documents evidencing and securing the Obligations and no claims or counterclaims against the Administrative Agent or the Lenders.

SECTION 4.10   No Violation of Certain Regulations.  The entering into of this Amendment shall not violate any law, including Regulation T, Regulation U or Regulation X of the Board of Governors of the F.R.S. Board.

ARTICLE V

MISCELLANEOUS PROVISIONS

SECTION 5.1   Ratification of and References to the Trademark Security Agreement.  This Amendment shall be deemed to be an amendment to the Trademark Security Agreement, and the Trademark Security Agreement, as amended hereby, shall continue in full force and effect and is hereby ratified, reaffirmed, approved and confirmed in each and every respect.  All references to the Trademark Security Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Trademark Security Agreement as amended hereby.

SECTION 5.2   Reaffirmation of All Other Loan Documents.  The Grantor hereby reaffirms, as of the First Amendment Effective Date, the covenants and agreements made by the Grantor contained in each Loan Document to which it is a party, as such covenants, agreements and other provisions may be modified by this Amendment.

SECTION 5.3   Release.  The Grantor, for itself and for all Persons and entities claiming by, through or under them, in consideration of the execution and delivery of this Amendment by the Administrative Agent, on behalf of the Lenders, and for other good and valuable consideration, receipt whereof is hereby acknowledged, release and discharge the Administrative Agent and each Lender (collectively, the “Releasees”), each Releasee’s predecessors (including, without limitation, predecessors by virtue of merger), successors and assigns, and all officers, directors, employees, agents, representatives, insurers and attorneys of each Releasee from all actions, counterclaims, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands whatsoever, in law, admiralty or equity, which the Grantor and any of its successors and assigns ever had, now have or hereafter can, shall or may have, against the Releasees, from the beginning of the world to the First Amendment Effective Date, related to or arising out of the Transaction or this Amendment.

SECTION 5.4   Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or any other Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 5.5   Headings.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

SECTION 5.6   Execution in Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement.

SECTION 5.7   Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 5.8   Loan Document.  This Amendment is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Loan Agreement.

SECTION 5.9   Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Grantor and the Administrative Agent and their respective successors and assigns.

SECTION 5.10   Execution by Authorized Representative.  Any signature by any Authorized Representative on this Amendment and any other instrument and certificate executed or to be executed pursuant to or in connection with this Amendment is provided only in such Authorized Representative’s capacity as an officer or member of the Person in question, and not in any way in such Authorized Representative’s personal capacity.

[Signature Page Follows]

IN WITNESS WHEREOF, the Grantor and the Administrative Agent, on behalf of the Lenders, have executed this Amendment on the date first above written.

GRANTOR:

TROPICANA LAS VEGAS, INC.,
as the Grantor

By:
Name:
Title:

ADMINISTRATIVE AGENT:

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

S-1

Exhibit A to
First Amendment
to Trademark
Security Agreement

ATTACHMENT 1
to Trademark Security Agreement

Item A.  Trademarks

Registered Trademarks

Jurisdiction	Mark	Registration Number	Filing Date
U.S.		3877859	2009-08-21
U.S.		3878095	2010-01-28
U.S.	EVEN THE ODDS	4044823	2011-03-24
NV	TROPICANA LAS VEGAS	E0575652011-8	2011-10-19

Pending Trademark Applications

Country	Mark	Serial Number	Filing Date
U.S.	BACIO	85450247	2011-10-18
U.S.	EVEN THE ODDS	85276353	2011-03-24
U.S.	TROPICANA LAS VEGAS	85451453	2011-10-19
U.S.	TROPICANA LAS VEGAS	85451418	2011-10-19
U.S.	PRIVATE LABEL SOCIETY*	85295206	2011-04-14

*Will likely be abandoned due to changed plans for nightclub marketing.

Trademark Applications in Preparation

None.

Item B.  Trademark Licenses

None.